                                                                Rule 424(b)(2)
                                                     Registration No. 33-58521

PRICING SUPPLEMENT NO. 18    DATED:  03-12-98

(To Prospectus Dated May 26, 1995 as supplemented by Prospectus Supplement Dated July 6, 1995, as supplemented by a Supplement dated September 22, 1997)



                                U.S. BANCORP

                    Medium-Term Notes, Series H (Senior)
                 Medium-Term Notes, Series I (Subordinated)


CUSIP: 91159HEA4                        Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $10,000,000.00/99.92875%

Series:                                 Proceeds to the Company: $9,992,875.00

[X] Series H (Senior)                   Interest Rate/Initial Interest Rate: 5.8075
[_] Series I (Subordinated)
                                        Interest Payment Dates: 3rd Wednesday monthly beginning 4-15-98
Form of Note:
                                        Regular Record Dates: 15th calendar day prior to payment date
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: 2 Business days prior to Reset/Payment Date

Principal Amount: $10,000,000.00        Interest Reset Dates: 3rd Wednesday monthly beginning 4-15-98

Trade Date: 03-12-98                    Index Source: Telerate 3750

Original Issue Date: 03-17-98           Index Maturity: 1 month

Maturity Date: 03-20-02                 Spread: +.12%

Interest Rate Basis (and,               Spread Multiplier:
if applicable, related
Interest Periods):                      Maximum Interest Rate:

[_] Fixed Rate Notes                    Minimum Interest Rate:
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note             Day Count: Actual/360
[X] LIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                         Original Issue Discount:        %
[_] CD Rate Note
[_] Treasury Rate Note                          Yield to Maturity:              %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                                Original Issue Discount Notes:

Other Terms:
ALL-IN=LIBOR: +.14%                                 [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Agent: Donaldson, Lufkin & Jenrette                     payable upon any redemption or acceleration of
Agent's Commission: $7,125.00                           the maturity thereof.
                                                        [_] For Federal income tax purposes only.


                                                Is the record or beneficial owner a California resident?
                                                        Yes        No  X
                                                            ---       ---

                                                /s/ BRETT BOUSHELE